Exhibit 99.1

Tripadvisor Reports Fourth Quarter and Full Year 2024 Financial Results

NEEDHAM, MA, February 20, 2025 — Tripadvisor, Inc. (Nasdaq: TRIP) (“Tripadvisor” or the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2024.

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Revenue for the fourth quarter was $411 million, an increase of 5% year-over-year. Revenue for the full year was $1,835 million, reflecting year-over-year growth of 3%.
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Net income for the fourth quarter was $2 million, or $0.01 diluted EPS. Net income for the full year was $5 million, or $0.04 diluted EPS.
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Non-GAAP net income for the fourth quarter was $43 million, or $0.30 diluted EPS. Non-GAAP net income for the full year was $188 million, or $1.30 diluted EPS.
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Adjusted EBITDA for the fourth quarter was $73 million, or 18% of revenue. Adjusted EBITDA for the full year was $339 million, or 18% of revenue.

“Across Tripadvisor Group, we exited 2024 with momentum, delivering meaningful progress against our strategic priorities, and strengthening our portfolio revenue and adjusted EBITDA mix,” said Chief Executive Officer Matt Goldberg. “We achieved record revenue, driven by growth in experiences, which is increasingly becoming the strategic and financial center of gravity of the Group, as we build on our leadership position in this large and fast-growing market. Importantly, Tripadvisor, Viator and TheFork each contributed to Group profit this year through a disciplined balance of growth and investment. In 2025, we expect to continue our strategic progress across segments, leaning into our Group capabilities and strengths to extend our reach as the world’s most trusted source for travel and experiences.”

“We delivered fourth quarter results that exceeded our expectations, with revenue of $411 million, or 5% year-over-year growth, and adjusted EBITDA of $73 million, or 18% of revenue,” said Chief Financial Officer, Mike Noonan. “Our 2025 plan reflects a disciplined approach to investment in our key initiatives and resource alignment, which we believe lays the foundation for long-term growth in revenue and profit.”

Fourth Quarter and Full Year 2024 Summary

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2024	2023	% Change	2024	2023	% Change
Total Revenue	$411	$390	5%	$1,835	$1,788	3%
Brand Tripadvisor (1)	$204	$218	(6)%	$949	$1,031	(8)%
Viator	$186	$161	16%	$840	$737	14%
TheFork	$48	$39	23%	$181	$154	18%
Intersegment eliminations (1)	$(27)	$(28)	(4)%	$(135)	$(134)	1%

GAAP Net Income (Loss)	$2	$32	(94)%	$5	$10	(50)%

Total Adjusted EBITDA (2)	$73	$84	(13)%	$339	$334	1%
Brand Tripadvisor	$53	$69	(23)%	$301	$348	(14)%
Viator	$20	$15	33%	$33	$—	n.m.
TheFork	$—	$—	0%	$5	$(14)	n.m.

Non-GAAP Net Income (Loss) (2)	$43	$55	(22)%	$188	$186	1%

Diluted Earnings (Loss) per Share:
GAAP	$0.01	$0.22	(95)%	$0.04	$0.08	(50)%
Non-GAAP (2)	$0.30	$0.38	(21)%	$1.30	$1.29	1%

Cash flow from operating activities	$(2)	$(19)	(89)%	$144	$235	(39)%
Free cash flow (2)	$(25)	$(35)	(29)%	$70	$172	(59)%

(1)
Brand Tripadvisor segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA,” “Non-GAAP Net Income (Loss),” “Non-GAAP Diluted Earnings (Loss) per Share,” and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Cost performance – Total costs and expenses were $411 million for the fourth quarter, an increase of 14% year-over-year, and approximately $1.7 billion for the full year 2024, an increase of 5% year-over-year, driven primarily by the following:

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Cost of sales was $27 million for the fourth quarter, or 7% of consolidated revenue, a decrease of 7% year-over-year, compared to $29 million in the same period a year ago, or 7% of consolidated revenue. For the full year 2024, cost of sales was $131 million, or 7% of consolidated revenue, an increase of 10% year-over-year, compared to $119 million in the same period a year ago, or 7% of consolidated revenue.
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Marketing costs were $152 million for the fourth quarter, or 37% of consolidated revenue, an increase of 22% year-over-year, compared to $125 million in the same period a year ago, or 32% of consolidated revenue. For the full year 2024, marketing costs were $729 million, or 40% of consolidated revenue, an increase of 3% year-over-year, compared to $705 million in the same period a year ago, or 39% of consolidated revenue.
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Personnel costs were $146 million for the fourth quarter, or 36% of consolidated revenue, an increase of 7% year-over-year, compared to $136 million in the same period a year ago, or 35% of consolidated revenue. For the full year 2024, personnel costs were $595 million, or 32% of consolidated revenue, an increase of 4% year-over-year, compared to $570 million in the same period a year ago, or 32% of consolidated revenue.
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Technology costs were $24 million for the fourth quarter, or 6% of consolidated revenue, an increase of 9% year-over-year, compared to $22 million in the same period a year ago, or 6% of consolidated revenue. For the full year 2024, technology costs were $91 million, or 5% of consolidated revenue, an increase of 14% year-over-year, compared to $80 million in the same period a year ago, or 4% of consolidated revenue.
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General and administrative costs were $19 million for the fourth quarter, or 5% of consolidated revenue, an increase of 6% year-over-year, compared to $18 million in the same period a year ago, or 5% of consolidated revenue. For the full year 2024, general and administrative costs were $91 million, or 5% of consolidated revenue, an increase of 15% year-over-year, compared to $79 million in the same period a year ago, or 4% of consolidated revenue.

Cash & Liquidity – As of December 31, 2024, the Company had approximately $1.1 billion of cash and cash equivalents, and did not materially change from December 31, 2023.

Segments Highlights:

Brand Tripadvisor

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Revenue for the fourth quarter was $204 million, reflecting a year-over-year decline of 6%. Revenue for the full year 2024 was $949 million, reflecting a year-over-year decline of 8%.
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Branded hotels revenue for the fourth quarter was $125 million, reflecting a year-over-year decline of 7%. Revenue for the full year 2024 was $585 million, reflecting a year-over-year decline of 11%.
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Media and advertising revenue for the fourth quarter was $36 million, reflecting a year-over-year increase of 3%. Revenue for the full year 2024 was $150 million, reflecting a year-over-year increase of 3%.
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Experiences and dining revenue for the fourth quarter was $35 million, reflecting a year-over-year decline of 8%. Revenue for the full year 2024 was $169 million, reflecting a year-over-year decline of 4%.
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Other revenue for the fourth quarter was $8 million reflecting a year-over-year decline of 20%. Other revenue for the full year 2024 was $45 million, reflecting a year-over-year decline of 12%.
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Adjusted EBITDA for the fourth quarter was $53 million, or 26% of revenue, compared to adjusted EBITDA in the same period a year ago of $69 million, or 32% of revenue. Adjusted EBITDA for the full year 2024 was $301 million, or 32% of revenue, compared to $348 million, or 34% of revenue, in the same period a year ago.

Viator

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Revenue for the fourth quarter was $186 million, reflecting year-over-year growth of 16%. Revenue for the full year 2024 was $840 million, reflecting year-over-year growth of 14%.
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Gross bookings value (“GBV”) reached $840 million during the fourth quarter, reflecting year-over-year growth of approximately 17%. GBV for the full year 2024 reached nearly $4.2 billion, reflecting year-over-year growth of approximately 12%. GBV is reported at the time of booking and is gross of cancellations, whereas revenue is recorded at the time of the experience and is net of cancellations.
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Adjusted EBITDA for the fourth quarter was $20 million, or 11% of revenue, compared to $15 million, or 9% of revenue, in the same period a year ago. Adjusted EBITDA for the full year 2024 was $33 million, or 4% of revenue, compared to $0 million in the same period a year ago.

TheFork

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Revenue for the fourth quarter was $48 million, reflecting year-over-year growth of 23%. Revenue for the full year 2024 was $181 million, reflecting year-over-year growth of 18%.
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Total number of bookings during the fourth quarter grew year-over-year by approximately 9%. For the full year 2024, total bookings grew year-over-year by approximately 8%.
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Adjusted EBITDA for the fourth quarter was $0 million, flat compared to the same period a year ago. Adjusted EBITDA for the full year 2024 was $5 million, or 3% of revenue, compared to a $14 million loss, or -9% of revenue, in the same period a year ago.

Tripadvisor and Liberty TripAdvisor Holdings, Inc. (“LTRIP”) Planned Merger

As previously announced, on December 18, 2024, the Company and LTRIP entered into an agreement and plan of merger (the “Merger Agreement”), whereby Tripadvisor will acquire LTRIP (the “Merger”). In connection with the Merger, (i) the shares of LTRIP Series A Common Stock and Series B Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $0.2567 per share in cash

(without interest), totaling approximately $20 million in the aggregate; (ii) all of the shares of LTRIP’s 8% Series A Cumulative Redeemable Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, in the aggregate, approximately $42 million in cash, without interest, and 3,037,959 validly issued, fully paid and non-assessable shares of Tripadvisor common stock; and (iii) LTRIP’s 0.50% Exchangeable Senior Debentures of approximately $330 million will be repaid in accordance with their terms. Pursuant to the Merger Agreement, the Company will provide a loan facility (the “TRIP Loan Facility”) to LTRIP of approximately $330 million, to repay LTRIP debentures prior to the closing of the Merger. The TRIP Loan Facility will be repaid on the earlier of (i) the closing of the Merger, and (ii) 15 business days after the valid termination of the Merger Agreement or (b) such later date as jointly agreed to by LTRIP and the Company. The expected aggregate value to be paid by Tripadvisor is approximately $435 million (which includes approximately $392 million of cash consideration and 3,037,959 shares of the Company's common stock based on 10-day VWAP of $13.98 at December 17, 2024). The Company will no longer have a controlling shareholder or be considered a “controlled company” following the closing of the Merger. The transaction is expected to close in the second quarter of 2025.

Restructuring and Other Related Reorganization Actions

During the fourth quarter of 2024, the Company approved and subsequently initiated actions across its businesses in order to reduce its cost structure, improve operational efficiencies, and realign its workforce with its strategic initiatives. As a result, the Company incurred pre-tax restructuring and other related reorganization costs totaling $21 million, primarily in the Brand Tripadvisor segment.

As a result of subsequent actions, the Company expects to incur additional pre-tax restructuring and other related reorganization costs in an estimated range of $9 million to $11 million during the first quarter of 2025, primarily in the Brand Tripadvisor segment. We expect these cost reduction measures to be completed by the Company during the first quarter of 2025.

Income Taxes

As disclosed in previous filings, the Company had received Notices of Proposed Adjustments from the IRS for the 2014, 2015, and 2016 tax years relating to certain transfer pricing arrangements with its foreign subsidiaries and requested competent authority assistance under the Mutual Agreement Procedure (“MAP”) for those years. In January 2024, the Company received notification of a MAP resolution agreement for the 2014 through 2016 tax years, which the Company accepted in February 2024. In connection with this IRS audit settlement: (i) during the second quarter of 2024, we made a payment to the IRS of $141 million, inclusive of estimated interest, (ii) during the second half of 2024, we made various state tax payments totaling $26 million, inclusive of estimated interest, and (iii) during the fourth quarter of 2024, we received a competent authority refund of $42 million, inclusive of net interest income, from a foreign jurisdiction. This IRS audit settlement resulted in total net operating cash outflow during 2024 of $105 million, which includes federal tax benefits from these payments of $20 million.

Changes in Segment Information

During the fourth quarter of 2024, as required by the Financial Accounting Standards Board (“FASB”), the Company adopted new accounting guidance which expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss. We applied this new accounting guidance retrospectively to all prior periods presented in our unaudited condensed consolidated financial statements. The adoption of this accounting guidance did not result in a change to our previously reported segments revenue or adjusted EBITDA.

Accordingly, we have included comparative figures by reclassifying summary historical results for the quarters within and for the years ended December 31, 2024 and 2023, on a segment basis to conform to the current period presentation. Please refer to our “Supplemental Financial Information” tables below.

Revised Operating Expense Presentation

During the fourth quarter of 2024, the Company revised its operating expense captions on its unaudited condensed consolidated statements of operations to better align the Company’s financial presentation with how management assesses performance and makes strategic decisions in its business operations, and to provide additional clarity and understanding of our operating expenses for investors. Prior year amounts have been reclassified to conform to the current period presentation. The revised presentation did not result in any changes to previously reported revenues, total costs and expenses, operating income (loss), income (loss) before income taxes, or net income (loss). Below is a brief description of the major cost components within each revised operating expense caption presented on our unaudited condensed consolidated statements of operations:

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Cost of Sales: Cost of sales consists of expenses that are directly related or closely correlated to revenue generation, including direct costs, such as credit card and other booking transaction payment fees, media production costs, ad serving fees, and other revenue generating costs. In addition, cost of sales includes operating costs such as bad debt expense and non-income taxes, including sales, use, digital services, and other non-income revenue related taxes.
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Marketing: Marketing expenses consist of direct costs, including traffic generation costs from paid online traffic acquisition costs (including search engine marketing and other online traffic acquisition costs), syndication costs and affiliate marketing commissions, social media costs, brand advertising (including connected television, traditional television and other offline advertising), promotions and public relations.
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Personnel: Personnel expenses consist primarily of salaries, payroll taxes, bonuses, employee health and other benefits, and stock-based compensation. In addition, personnel expenses include costs associated with contingent staff, bonuses and commissions for sales, sales support, customer support and marketing employees.
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Technology: Technology expenses consist primarily of licensing, data center costs including cloud-based solutions, maintenance, computer supplies, telecom, and content translation and localization costs.
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General and administrative: General and administrative expenses consist primarily of professional service fees and other fees including audit, legal, tax and accounting, and other operating costs including real estate and office expenses, and non-compensation related personnel expenses such as travel, relocation, recruiting, and training expenses.

Conference Call

Tripadvisor will host a conference call later this morning, February 20, 2025, at 8:30 a.m., Eastern Time, to discuss the Company’s fourth quarter and full year 2024 financial results, which may include forward-looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

SELECTED FINANCIAL INFORMATION

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three months ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$411	$390	$1,835	$1,788

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization as shown separately below)	27	29	131	119
Marketing	152	125	729	705
Personnel (including stock-based compensation of $28, $24, $120, $96, respectively)	146	136	595	570
Technology	24	22	91	80
General and administrative	19	18	91	79
Depreciation and amortization	22	25	85	87
Restructuring and other related reorganization costs	21	4	21	22
Total costs and expenses	411	359	1,743	1,662
Operating income (loss)	—	31	92	126
Other income (expense):
Interest expense	(11)	(11)	(46)	(44)
Interest income	10	13	48	47
Other income (expense), net	—	(1)	(7)	(4)
Total other income (expense), net	(1)	1	(5)	(1)
Income (loss) before income taxes	(1)	32	87	125
(Provision) benefit for income taxes	3	—	(82)	(115)
Net income (loss)	$2	$32	$5	$10

Earnings (loss) per share attributable to common stockholders:
Basic	$0.01	$0.23	$0.04	$0.07
Diluted	$0.01	$0.22	$0.04	$0.08

Numerator used to compute earnings (loss) per share attributable to common stockholders:
Basic	$2	$32	$5	$10
Diluted	$2	$32	$6	$11

Weighted average common shares outstanding:
Basic	140	138	139	139
Diluted	145	143	145	145

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,064	$1,067
Accounts receivable, net (allowance for expected credit losses of $25 and $21, respectively)	207	192
Prepaid expenses and other current assets	49	38
Total current assets	1,320	1,297
Property and equipment, net of accumulated depreciation of $567 and $551, respectively	200	191
Operating lease right-of-use assets	17	15
Intangible assets, net of accumulated amortization of $189 and $208, respectively	36	43
Goodwill	814	829
Non-marketable investments	30	32
Deferred income taxes, net	101	86
Other long-term assets, net of allowance for credit losses of $10 and $10, respectively	43	44
TOTAL ASSETS	$2,561	$2,537
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49	$28
Deferred merchant payables	255	237
Deferred revenue	47	49
Current portion of debt	5	—
Income taxes payable	23	6
Accrued expenses and other current liabilities	249	252
Total current liabilities	628	572
Long-term debt	831	839
Finance lease obligation, net of current portion	43	51
Operating lease liabilities, net of current portion	11	6
Deferred income taxes, net	1	1
Other long-term liabilities	104	197
Total Liabilities	1,618	1,666

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 153,655,038 and 149,775,361, respectively
Shares outstanding: 127,394,786 and 124,881,494, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,605	1,493
Retained earnings	276	271
Accumulated other comprehensive income (loss)	(91)	(71)
Treasury stock-common stock, at cost, 26,260,252 and 24,893,867 shares, respectively	(847)	(822)
Total Stockholders’ Equity	943	871
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,561	$2,537

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating activities:
Net income (loss)	$2	$32	$5	$10
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	22	25	85	87
Stock-based compensation expense	28	24	120	96
Deferred income tax expense (benefit)	10	(17)	(14)	(25)
Provision for expected credit losses	2	1	8	6
Other, net	(1)	4	9	9
Changes in operating assets and liabilities, net	(65)	(88)	(69)	52
Net cash provided by (used in) operating activities	(2)	(19)	144	235

Investing activities:
Capital expenditures, including capitalized website development	(23)	(16)	(74)	(63)
Other investing activities, net	1	—	1	—
Net cash provided by (used in) investing activities	(22)	(16)	(73)	(63)

Financing activities:
Repurchase of common stock	—	(25)	(25)	(100)
Proceeds from the issuance of Term Loan B Facility, net of financing costs	—	—	493	—
Principal payments on Term Loan B Facility	(1)	—	(1)	—
Payment of 2025 Senior Notes	—	—	(500)	—
Payment of financing costs related to Credit Facility	—	—	(1)	(3)
Payment of withholding taxes on net share settlements of equity awards	(4)	(3)	(21)	(17)
Payments of finance lease obligation and other financing activities, net	(3)	(2)	(8)	(7)
Net cash provided by (used in) financing activities	(8)	(30)	(63)	(127)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16)	8	(11)	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(48)	(57)	(3)	46
Cash, cash equivalents and restricted cash at beginning of period	1,112	1,124	1,067	1,021
Cash, cash equivalents and restricted cash at end of period	$1,064	$1,067	$1,064	$1,067

Supplemental disclosure of cash flow information:
Cash paid (received) during the period for income taxes, net of refunds			$170	$140
Cash paid during the period for interest			$58	$39

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We may use the following non-GAAP measures: consolidated Adjusted EBITDA (including forecasted consolidated Adjusted EBITDA), consolidated Adjusted EBITDA margin (including forecasted consolidated Adjusted EBITDA margin), non-GAAP net income (loss), non-GAAP net income (loss) per diluted earnings (loss) per share, free cash flow, and non-GAAP total revenue growth before foreign exchange effect (or “constant currency basis” revenue growth), as well as other measures.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity, except for free cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures do not take into account the impact of certain expenses to our unaudited condensed consolidated statements of operations. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by providing tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations, and other related information about these non-GAAP financial measures. We do not reconcile consolidated Adjusted EBITDA and Adjusted EBITDA margin guidance to projected consolidated GAAP net income (loss) because GAAP net income (loss) or the reconciling items between consolidated Adjusted EBITDA and Adjusted EBITDA margin and GAAP net income (loss) are unavailable on a forward-looking basis, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and/or allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other expense (income), net; (3) depreciation and amortization; (4) stock-based compensation; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (7) restructuring and other related reorganization costs; (8) transaction related expenses; and (9) non-recurring expenses (income) unusual in nature or infrequently occurring. These items are excluded from our Adjusted EBITDA performance measure because these items are non-cash in nature, or because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for a useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

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Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
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Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
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Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
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Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, including, but not limited to, legal reserves, settlements and other, as well as restructuring and other related reorganization costs, and transaction related expenses;
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Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
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Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
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other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding: (1) stock-based compensation expense; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (5) restructuring and other related reorganization costs; (6) transaction related expenses; and (7) non-recurring expenses (income) or expenses unusual in nature or infrequently occurring that we do not believe are indicative of our ongoing operating results. The non-GAAP adjustments described previously are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments is calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented, in addition to non-recurring or infrequent discrete tax items (including significant adjustments related to (i) tax audit reserves/settlements; (ii) non-recurring or infrequent income tax reserves or adjustments; and (iii) the impact of one-time changes resulting from tax legislation or legislation that impacts tax, such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) or the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”)). We believe non-GAAP net income (loss) is an operating performance measure that provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes, and foreign exchange gains and losses, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses. Non-GAAP net income (loss) also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share,” or “non-GAAP diluted EPS,” as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares prepared under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations, which are prepared under GAAP.

TripAdvisor defines “non-GAAP Costs of sales” as GAAP Costs of sales before legal reserves, settlements and other; “non-GAAP Personnel” expenses as GAAP Personnel expenses before stock-based compensation expense; and “non-GAAP General and Administrative” expenses as GAAP General and Administrative expenses before legal reserves, settlements and other; restructuring and other related reorganization costs; and transaction related expenses. These items are excluded from our non-GAAP operating expenses because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “free cash flow” as cash provided by (used in) operations less capital expenditures, which are purchases of property and equipment, including the capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying cashflow trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign currency exchange rate impact on cash, or certain other investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows, which are prepared under GAAP.

Tripadvisor calculates the estimated effects of foreign currency exchange rates on revenue to determine constant currency revenue growth, by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency exchange rate volatility are not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures, described above, to the most directly comparable GAAP measures in the tables below.

Tripadvisor, Inc

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	2023					2024
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Reconciliation from GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(73)	$24	$27	$32	$10	$(59)	$24	$39	$2	$5
Add: Provision (benefit) for income taxes	58	20	37	-	115	43	14	27	(3)	82
Add: Other expense (income), net	1	-	-	(1)	1	1	(2)	4	1	5
Add: Restructuring and other related organization costs	-	-	18	4	22	1	-	(1)	21	21
Add: Legal reserves, settlements and other (1)	-	-	-	-	-	10	4	-	3	18
Add: Transaction related expenses	3	-	-	-	3	1	2	1	(1)	3
Add: Stock-based compensation expense	23	25	24	24	96	28	34	31	28	120
Add: Depreciation and amortization (2)	21	21	21	25	87	22	21	21	22	85
Adjusted EBITDA (Non-GAAP)	$33	$90	$127	$84	$334	$47	$97	$122	$73	$339

Reconciliation from GAAP Net Income (Loss) to Non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$(73)	$24	$27	$32	$10	$(59)	$24	$39	$2	$5
Add: Stock-based compensation expense	23	25	24	24	96	28	34	31	28	120
Add: Legal reserves, settlements and other (1)	-	-	-	-	-	10	4	-	3	18
Add: Restructuring and other related organization costs	-	-	18	4	22	1	-	(1)	21	21
Add: Transaction related expenses	3	-	-	-	3	1	2	1	(1)	3
Add: Amortization of intangible assets	2	2	2	2	9	2	2	2	1	6
Add: (Gain)/Loss on investments	(1)	(1)	(1)	(1)	(3)	(1)	(1)	(1)	(1)	(3)
Subtract: Income tax effect of Non-GAAP adjustments (3)	2	1	(4)	5	6	7	6	(5)	11	18
Subtract: Non-recurring or infrequent discrete tax items (4)	(55)	-	-	1	(55)	(42)	2	4	(1)	(36)
Non-GAAP Net Income (Loss)	$7	$49	$74	$55	$186	$17	$57	$72	$43	$188
Interest expense on 2026 Senior Notes, net of tax (5)	-	-	-	-	1	-	-	-	-	1
Numerator used to compute Non-GAAP net income (loss) per diluted share	$7	$49	$74	$55	$187	$17	$57	$72	$43	$189

Reconciliation from GAAP Earnings per Share (EPS) to Non-GAAP EPS:
GAAP Diluted Shares Outstanding	141	145	143	143	145	138	145	144	145	145
Add: Potential dilutive effect of common equivalent shares	6	-	-	-	-	8	-	-	-	-
Non-GAAP Diluted Shares Outstanding (6)	147	145	143	143	145	146	145	144	145	145

GAAP Diluted Earnings (Loss) per Share	$(0.52)	$0.17	$0.19	$0.22	$0.08	$(0.43)	$0.17	$0.27	$0.01	$0.04
Add: Stock-based compensation expense	0.16	0.17	0.17	0.17	0.66	0.19	0.23	0.22	0.19	0.83
Add: Legal reserves, settlements and other (1)	-	-	-	-	-	0.07	0.03	-	0.02	0.12
Add: Restructuring and other related organization costs	-	-	0.13	0.03	0.15	0.01	-	(0.01)	0.15	0.14
Add: Transaction related expenses	0.02	-	-	-	0.02	0.01	0.01	0.01	(0.01)	0.02
Add: Amortization of intangible assets	0.01	0.01	0.01	0.01	0.06	0.01	0.01	0.01	0.01	0.04
Add: (Gain)/Loss on investments	(0.01)	-	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)
Add: Adjustment to GAAP diluted shares outstanding (6)	0.03	-	-	-	-	0.03	-	-	-	-
Subtract: Income tax effect of Non-GAAP adjustments (3)	0.01	0.01	(0.03)	0.03	0.04	0.05	0.04	(0.04)	0.07	0.12
Subtract: Non-recurring or infrequent discrete tax items (4)	(0.37)	-	-	0.01	(0.38)	(0.29)	0.01	0.03	(0.01)	(0.25)
Non-GAAP Diluted Earnings (Loss) per Share	$0.05	$0.34	$0.52	$0.38	$1.29	$0.12	$0.39	$0.50	$0.30	$1.30

Foreign Exchange Reconciliation:
GAAP Total Revenue Growth	42%	18%	16%	10%	20%	6%	1%	(0)%	5%	3%
Estimated effects of changes in foreign currency exchange rates	(4)%	(1)%	3%	2%	1%	0%	0%	0%	0%	0%
Non-GAAP Total Revenue growth on a constant currency basis	46%	19%	13%	8%	19%	6%	1%	(0)%	5%	3%

GAAP Total Brand Tripadvisor Segment Revenue	28%	2%	2%	0%	7%	(2)%	(10)%	(12)%	(6)%	(8)%
Estimated effects of changes in foreign currency exchange rates	(2)%	0%	3%	1%	1%	0%	0%	0%	1%	0%
Non-GAAP Total Brand Tripadvisor segment revenue growth on a constant currency basis	30%	2%	(1)%	(1)%	6%	(2)%	(10)%	(12)%	(7)%	(8)%

GAAP Total Viator Segment Revenue	105%	59%	41%	27%	49%	23%	13%	10%	16%	14%
Estimated effects of changes in foreign currency exchange rates	(10)%	(2)%	2%	2%	(1)%	0%	(1)%	(1)%	0%	0%
Non-GAAP Total Viator segment revenue growth on a constant currency basis	115%	61%	39%	25%	50%	23%	14%	11%	16%	14%

GAAP Total TheFork Segment Revenue	35%	19%	20%	18%	22%	17%	11%	17%	23%	18%
Estimated effects of changes in foreign currency exchange rates	(6)%	3%	6%	8%	3%	1%	(1)%	2%	(3)%	1%
Non-GAAP Total TheFork segment revenue growth on a constant currency basis	41%	16%	14%	10%	19%	16%	12%	15%	26%	17%

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow:
Cash flow provided by (used in) operations	$135	$105	$14	(19)	$235	$139	$53	$(44)	(2)	144
Subtract: Capital expenditures	16	15	16	16	63	16	16	20	23	74
Free Cash Flow (Non-GAAP)	$119	$90	$(2)	$(35)	$172	$123	$37	$(64)	$(25)	$70

Tripadvisor, Inc

Supplemental Financial Information

(in millions, except percentages)

(Unaudited)

	2023					2024
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Segments - Revenue:
Total Revenue	$371	$494	$533	$390	$1,788	$395	$497	$532	$411	$1,835
Growth % (y/y)	42%	18%	16%	10%	20%	6%	1%	(0)%	5%	3%
Brand Tripadvisor	244	279	290	218	1,031	240	250	255	204	949
Growth % (y/y)	28%	2%	2%	0%	7%	(2)%	(10)%	(12)%	(6)%	(8)%
Tripadvisor-branded hotels	168	174	181	135	659	159	150	151	125	585
Growth % (y/y)	24%	(7)%	(4)%	(4)%	1%	(5)%	(14)%	(17)%	(7)%	(11)%
Media and advertising	30	42	38	35	145	33	41	40	36	150
Growth % (y/y)	15%	14%	15%	6%	12%	10%	(2)%	5%	3%	3%
Tripadvisor experiences and dining (7)	33	50	55	38	176	36	48	51	35	169
Growth % (y/y)	65%	43%	22%	12%	31%	9%	(4)%	(7)%	(8)%	(4)%
Other	13	13	16	10	51	12	11	13	8	45
Growth % (y/y)	30%	(7)%	(11)%	0%	(2)%	(8)%	(15)%	(19)%	(20)%	(12)%
Viator	115	216	245	161	737	141	244	270	186	840
Growth % (y/y)	105%	59%	41%	27%	49%	23%	13%	10%	16%	14%
TheFork	35	38	42	39	154	41	42	49	48	181
Growth % (y/y)	35%	19%	20%	18%	22%	17%	11%	17%	23%	18%
Intersegment revenue (7)	(23)	(39)	(44)	(28)	(134)	(27)	(39)	(42)	(27)	(135)

Percent of Total Revenue:
Tripadvisor-branded hotels	45%	35%	34%	35%	37%	40%	30%	28%	30%	32%
Media and advertising	8%	9%	7%	9%	8%	8%	8%	8%	9%	8%
Tripadvisor experiences and dining (7)	9%	10%	10%	10%	10%	9%	10%	10%	9%	9%
Other	4%	3%	3%	3%	3%	3%	2%	2%	2%	2%
Viator	31%	44%	46%	41%	41%	36%	49%	51%	45%	46%
TheFork	9%	8%	8%	10%	9%	10%	8%	9%	12%	10%
Intersegment revenue (7)	(6)%	(8)%	(8)%	(7)%	(7)%	(7)%	(8)%	(8)%	(7)%	(7)%

GAAP Net Income (Loss): (8)
	$(73)	$24	$27	$32	$10	$(59)	$24	$39	$2	$5
Growth % (y/y)	115%	(23)%	8%	n.m.	(50)%	(19)%	0%	44%	(94)%	(50)%
GAAP Net Income (Loss) margin	(20%)	5%	5%	8%	1%	(15%)	5%	7%	0%	0%

(1)
This amount primarily includes an estimated accrual for the potential settlement of a regulatory related matter within our vacation rentals offering of $10 million expensed during the first quarter of 2024, and a one-time charge of $4 million during the second quarter of 2024, resulting from enacted tax legislation in Canada during June 2024 related to digital services taxes, which requires retrospective application back to January 1, 2022. This amount represents only the one-time retrospective portion of the liability due for the periods prior to the period of enactment, or for the periods prior to April 1, 2024. The charge for three months ended June 30, 2024, and all subsequent reporting periods, are included in Adjusted EBITDA.
(2)
Depreciation and amortization include capitalized website development.
(3)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(4)
Includes significant non-recurring or infrequent discrete tax items, including (1) tax audit reserves/settlements; (2) non-recurring or infrequent income tax reserves or adjustments; and (3) the impact of one-time changes resulting from tax legislation, such as the 2017 Tax Act or legislation that impacts tax, such as the CARES Act.
(5)
In the years ended December 31, 2024 and 2023, interest expense on our 2026 Senior Notes, net of tax, was added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP. This amount was not material for all other periods where GAAP and non-GAAP net income is presented.
(6)
In periods for which we present a GAAP net loss, but Non-GAAP net income, which comprises only the three months ended March 31, 2024 and 2023, the Company calculates GAAP diluted shares using the treasury stock method, adjusted for the 2026 Senior Notes using the if-converted method, as share settlement is presumed under GAAP, in order to calculate Non-GAAP Diluted EPS.
(7)
Tripadvisor experiences and dining revenue within the Brand Tripadvisor segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(8)
The Company does not calculate or report net income by segment.

* Full-year and year-to-date totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Tripadvisor, Inc

Supplemental Financial Information

(in millions, except percentages)

(Unaudited)

	2023					2024
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Total Consolidated Adjusted EBITDA
Total Revenue	$371	$494	$533	$390	$1,788	$395	$497	$532	$411	$1,835
Less: (1)
Cost of sales	20	33	38	29	119	25	36	40	28	128
Marketing	158	208	214	125	705	162	204	211	152	729
Personnel (2)	121	124	117	112	474	121	119	116	118	475
Technology	19	19	20	22	80	22	22	23	24	91
General and administrative	20	20	17	18	76	18	19	20	16	73
Total Consolidated Adjusted EBITDA	$33	$90	$127	$84	$334	$47	$97	$122	$73	$339
Growth % (y/y)	22%	(17)%	10%	95%	13%	42%	8%	(4)%	(13)%	1%
Total Adjusted EBITDA Margin	9%	18%	24%	22%	19%	12%	20%	23%	18%	18%

Intersegment revenue (3)	(23)	(39)	(44)	(28)	(134)	(27)	(39)	(42)	(27)	(135)

Segment - Brand Tripadvisor
Total Revenue	$244	$279	$290	$218	$1,031	$240	$250	$255	$204	$949
Less:
Cost of sales	4	9	11	8	31	6	8	9	9	33
Marketing	70	79	78	52	279	61	68	70	51	251
Personnel (2)	73	70	66	64	273	70	65	64	67	266
Technology	12	12	13	14	50	13	13	13	15	54
General and administrative	13	13	11	11	50	12	12	12	9	44
Adjusted EBITDA	$72	$96	$111	$69	$348	$78	$84	$87	$53	$301
Growth % (y/y)	31%	(17)%	(1)%	13%	1%	8%	(13)%	(22)%	(23)%	(14)%
Adjusted EBITDA Margin	30%	34%	38%	32%	34%	33%	34%	34%	26%	32%

Segment - Viator
Total Revenue	$115	$216	$245	$161	$737	$141	$244	$270	$186	$840
Less:
Cost of sales	14	23	24	18	79	16	25	26	14	80
Marketing (4)	98	160	168	93	519	113	166	170	113	562
Personnel (2)	26	28	29	27	110	30	33	32	30	126
Technology	4	4	4	5	18	6	6	7	6	25
General and administrative	3	3	3	3	11	3	4	5	3	14
Adjusted EBITDA	$(30)	$(2)	$17	$15	$0	$(27)	$10	$30	$20	$33
Growth % (y/y)	50%	n.m.	42%	n.m.	n.m.	(10)%	n.m.	76%	33%	n.m.
Adjusted EBITDA Margin	(26)%	(1)%	7%	9%	0%	(19)%	4%	11%	11%	4%

Segment - TheFork
Total Revenue	$35	$38	$42	$39	$154	$41	$42	$49	$48	$181
Less:
Cost of sales	2	1	3	3	9	3	3	5	5	15
Marketing (4)	13	8	12	8	41	15	9	13	15	51
Personnel (2)	22	26	22	21	91	21	21	20	21	83
Technology	3	3	3	3	12	3	3	3	3	12
General and administrative	4	4	3	4	15	3	3	3	4	15
Adjusted EBITDA	$(9)	$(4)	$(1)	$0	$(14)	$(4)	$3	$5	$0	$5
Growth % (y/y)	13%	(43)%	(89)%	n.m.	(64)%	(56)%	n.m.	n.m.	n.m.	n.m.
Adjusted EBITDA Margin	(26)%	(11)%	(2)%	0%	(9)%	(10)%	7%	10%	0%	3%

	2023					2024
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses:
GAAP Cost of sales	$20	$33	$38	$29	$119	$25	$40	$40	$27	$131
Subtract: Legal reserves, settlements and other	-	-	-	-	-	-	4	-	(1)	3
Non-GAAP Cost of sales	$20	$33	$38	$29	$119	$25	$36	$40	$28	$128

GAAP Personnel	$144	$149	$141	$136	$570	$149	$153	$147	$146	$595
Subtract: Stock-based compensation expense	23	25	24	24	96	28	34	31	28	120
Non-GAAP Personnel	121	124	117	112	474	121	119	116	118	475
% of revenue	33%	25%	22%	29%	27%	31%	24%	22%	29%	26%

GAAP General and administrative	$23	$20	$17	$18	$79	$30	$21	$21	$19	$91
Subtract: Legal reserves, settlements and other	-	-	-	-	-	10	-	-	4	15
Subtract: Restructuring and other related reorganization costs	-	-	-	-	-	1	-	-	-	-
Subtract: Transaction related expenses	3	-	-	-	3	1	2	1	(1)	3
Non-GAAP General and administrative	$20	$20	$17	$18	$76	$18	$19	$20	$16	$73

(1)
Consolidated Adjusted EBITDA is a non-GAAP measure, and certain operating expenses used to calculate Consolidated Adjusted EBITDA are also non-GAAP given they exclude GAAP expenses in some cases. Please refer to above for our definitions of non-GAAP operating expenses, as well as below for reconciliations to the most directly comparable GAAP measure.
(2)
Exclusive of stock-based compensation expense as shown separately on our consolidated Adjusted EBITDA reconciliation and reflected in personnel expenses on our unaudited condensed consolidated statements of operations.
(3)
Brand Tripadvisor segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(4)
Viator and TheFork segments marketing expenses are shown gross of intersegment (intercompany) expenses, which is eliminated on a consolidated basis.

* Full-year and year-to-date totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Definitions

GBV represents the total dollar value of experience bookings powered by the Viator platform in a given period prior to any adjustments such as date changes, refunds or cancellations. GBV is an operational measure that provides an indication of total engagement and economic activity driven by our platform in a given period by all marketplace constituents (travelers, experience operators, and partners). Management uses GBV for operational decision-making purposes to monitor the growth, scale, and reach of its online marketplace as well as assess the health of its global ecosystem. Accordingly, management does not consider GBV to be an indicator of revenue or any other financial statement measure. GBV as defined may not be comparable to similarly titled measures used by other companies.

Business Metrics

We review a number of metrics, including, but not limited to, ARPU, monthly active users, hotel shoppers, cost-per-click, GBV and bookings for experiences, seated diners, dining bookings, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our unique users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity, or other reasons. We regularly review our processes and may adjust how we calculate our internal metrics to improve their accuracy.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, the expected timing for completion of the Merger and whether the Merger will close at all, strategic investments, our ability to realize the expected benefits of the reorganization, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor, Inc.

The Tripadvisor Group operates as a family of brands that connects people to experiences worth sharing and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, accommodations, restaurants, and other travel categories. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), own and operate a portfolio of travel media brands and businesses, including Brand Tripadvisor, Viator, and TheFork.

Contacts:

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com